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Exhibit 8.1

October 17, 2016

NorthStar Asset Management Group, Inc.
399 Park Avenue, 18th Floor
New York, New York 10022

Colony NorthStar, Inc.
399 Park Avenue, 18th Floor
New York, New York 10022

                             RE:    United States Federal Income Tax Consequences

Ladies and Gentlemen:

                             We have acted as counsel to NorthStar Asset Management Group, Inc., a Delaware corporation ("NSAM"), in connection with the Agreement and Plans of Merger, dated as of June 2, 2016, as amended by the Letter Agreements dated July 28, 2016 and October 16, 2016 (the "Merger Agreement"), among NSAM, NorthStar Realty Finance Corp., a Maryland corporation ("NRF"), Colony Capital, Inc., a Maryland corporation ("Colony"), Sirius Merger Sub-T, LLC, a Delaware limited liability company and a wholly owned Subsidiary of NRF ("NRF OP Merger Sub"), NorthStar Realty Finance Limited Partnership, a Delaware limited partnership and a Subsidiary of NRF ("NRF LP"), New Sirius, Inc., a Maryland corporation and a wholly owned Subsidiary of NRF ("New NRF Parent"), and New Sirius Merger Sub, LLC, a Delaware limited liability company and a wholly owned Subsidiary of New NRF Parent ("New NRF Merger Sub"), which, among other things, provides for (i) the merger of NSAM with and into Colony NorthStar, Inc., a Maryland corporation ("Colony NorthStar"), with Colony NorthStar surviving the merger (the "Redomestication Merger"), (ii) the merger of New NRF Merger Sub with and into NRF, with NRF surviving the merger (the "NRF Holdco Merger"), (iii) following the NRF Holdco Merger, the conversion of NRF into a limited liability company (the "LLC Conversion," and together with the NRF Holdco Merger, the "NRF Restructuring"), (iv) the merger of New NRF Parent with and into Colony Northstar, with Colony NorthStar surviving the merger (the "NRF Merger"), and (v) the merger of Colony with and into Colony NorthStar, with Colony NorthStar surviving the Merger (the "Colony Merger" and together with the Redomestication Merger and the NRF Merger the "Mergers"). This opinion is being delivered in connection with the Registration Statement (File No. 333-212739) of Colony NorthStar on Form S-4 filed on July 28, 2016, with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the "Registration

NorthStar Asset Management Group, Inc.
Colony NorthStar, Inc.
October 17, 2016

Statement"). Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

                             In preparing the opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, including the exhibits thereto, the Registration Statement, the representation letters of officers of Colony, Colony NorthStar, NRF, New NRF Parent and NSAM (each a "Representation Party" and together, the "Representation Parties") delivered to us for purposes of this opinion (the "Representation Letters") and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.

                             In rendering our opinion, we have relied upon statements and representations of officers and other representatives of the Representation Parties, and we have assumed that such statements and representations, including those set forth in the Representation Letters, are and will continue to be true and correct without regard to any qualification as to knowledge, belief, intent, or otherwise. We have assumed that the Representation Letters will be re-executed in substantially the same form by appropriate officers of the Representation Parties and that we will render our opinion pursuant to Section 7.02(h) of the Merger Agreement, each on the Closing Date. In addition, (i) we have assumed that each of Colony, NRF (including New NRF Parent in its capacity as successor to NRF), and NSAM (including Colony NorthStar in its capacity as successor to NSAM) will qualify for taxation as a real estate investment trust ("REIT") within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"), for the taxable year in which the Mergers occur, and that the applicable REIT opinions of Hogan Lovells US LLP and Vinson & Elkins L.L.P. delivered as of the date hereof or required to be delivered at the closing of the Mergers, as the case may be, will be delivered and will be correct, and (ii) with respect to our opinion below regarding the NRF Merger, we have relied upon and assumed the correctness of the opinion of Vinson & Elkins L.L.P., dated as of the date hereof, regarding the qualification of the NRF Restructuring as a reorganization within the meaning of Section 368(a)(1)(F) of the Code.

                             In rendering our opinion, we have assumed that (i) each of the Mergers will be consummated in the manner described in the Merger Agreement and the Registration Statement and that none of the terms or conditions contained therein will be waived or modified and (ii) the Merger Agreement, the Registration Statement and the Representation Letters accurately reflect the facts relating to each of the Representation Parties and the Mergers. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above, including those set forth in the Representation Letters.

                             Our opinion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities

NorthStar Asset Management Group, Inc.
Colony NorthStar, Inc.
October 17, 2016

as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or different interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

                             Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein, it is our opinion that (i) the Redomestication Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, (ii) the NRF Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (iii) the Colony Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and (iv) although the discussion in the Registration Statement under the heading "U.S. Federal Income Tax Consequences—U.S. Federal Income Tax Consequences of the Mergers" does not purport to discuss all possible U.S. federal income tax consequences of the Mergers and the NRF Restructuring, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences of the Mergers and the NRF Restructuring, subject to the qualifications set forth in such discussion.

                             Except as set forth above, we express no other opinion. This opinion has been prepared for you solely in connection with the filing of the Registration Statement relating to the Mergers and may not be relied upon by any other person without our prior written consent. This opinion is being delivered prior to the consummation of the proposed transactions and therefore is prospective and dependent on future events. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusion stated herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. As required by the Merger Agreement, it is a condition to the closing of the Mergers that another opinion of counsel be delivered at such time regarding the matters described in clauses (i), (ii) and (iii) of our opinion above.

                             We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the use of our firm name in the Registration Statement under the headings "Questions and Answers," "Summary—U.S. Federal Income Tax Consequences" and "U.S. Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                      Very truly yours,

                      /s/ Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 8.1